MUNDER SERIES TRUST
AGREEMENT AND PLAN OF REORGANIZATION
       THIS AGREEMENT AND PLAN OF REORGANIZATION (Agreement) is
       made as of this 1st day of January, 2010, by Munder Series
       Trust, a Delaware statutory trust (MST), with its principal place of business at 480 Pierce Street, Birmingham, Michigan
       48009, on behalf of the Munder Growth Opportunities Fund
       (Acquiring Fund), a separate series of MST, and the Munder
       Technology Fund (Acquired Fund), also a separate series of MST.
       This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section
       368(a)(1) of the United States Internal Revenue Code of 1986,
       as amended (Code).  The reorganization and liquidation will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund to the Acquiring Fund in exchange solely for shares of beneficial interest of Class A, B, C and Y shares of the Acquiring Fund
       (Acquiring Fund Shares) corresponding to the classes of outstanding shares of beneficial interest of the Acquired Fund (Acquired Fund
       Shares), as described herein, (2) the assumption by the Acquiring
       Fund of all liabilities of the Acquired Fund, and (3) the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided herein
       (Reorganization), all upon the terms and conditions hereinafter set forth in this Agreement.
       WHEREAS, the Acquired Fund and the Acquiring Fund are each a series of
       MST, a registered investment company classified as a management investment company of the open-end type under the Investment Company
       Act of 1940, as amended (1940 Act), and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;
       WHEREAS, the Trustees of MST have determined, with respect to the
       Acquiring Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired
       Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction; and
       WHEREAS, the Trustees of MST also have determined, with respect to the Acquired Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;
       NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1. 	TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE ACQUIRING FUND IN
        EXCHANGE FOR ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL ACQUIRED
        FUND LIABILITIES AND THE LIQUIDATION OF THE ACQUIRED FUND
       1.1. 	Subject to the requisite approval by Acquired Fund
       Shareholders and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to sell, assign, convey, transfer and deliver all of the property and assets of the Acquired Fund, as set forth in paragraph 1.2, to the Acquiring Fund, and the Acquiring
       Fund agrees in exchange therefore: (a) to deliver to the Acquired
       Fund the number of full and fractional Class A, B, C and Y Acquiring
       Fund Shares determined by dividing the value of the Acquired Funds net assets with respect to each corresponding class of Acquired Fund
       Shares, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquiring Fund Share of the corresponding class, computed in the manner and as of the time and date set forth in paragraph 2.2; and (b) to assume all liabilities of the Acquired Fund, as set forth in paragraph 1.3.  Such transactions shall take place on the date of the closing provided for in paragraph
       3.1 (Closing Date).
       1.2. 	The property and assets of MST attributable to the Acquired
       Fund to be sold, assigned, conveyed transferred and delivered to and acquired by the Acquiring Fund shall consist of all property and assets, including, without limitation, all rights, cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the
       Acquired Fund on the Valuation Date as defined in paragraph 2.1
       (collectively, Assets).  The Acquired Fund will sell, assign, convey, transfer and deliver to the Acquiring Fund any rights,
       stock dividends, or other securities, if any, received by the Acquired
       Fund after the Closing Date as stock dividends or other distributions on or with respect to the Assets transferred, which rights, stock dividends, and other securities shall be deemed included in the Assets transferred to the Acquiring Fund at the Closing Date and shall not be separately valued, in which case any such stock dividends or other distribution that remain unpaid and/or have not been received by the
       Acquired Fund as of the Closing Date shall be included in the determination of the value of the Assets of the Acquired Fund acquired by the Acquiring Fund.
       1.3. 	The Acquired Fund will make reasonable efforts to discharge all of its known liabilities and obligations prior to the Valuation Date.
       The Acquiring Fund shall assume all of the liabilities of the Acquired
       Fund, whether accrued or contingent, known or unknown, existing at the Valuation Date (collectively, Liabilities).  On or as soon as practicable prior to the Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all (and in no event less than 98%) of its investment company taxable income
       (computed without regard to any deduction for dividends paid)
       and realized net capital gain (after reduction for any available capital loss carryover), if any, for the current taxable year through the Closing Date.
       1.4. 	Immediately following the actions contemplated by
       paragraph 1.1, MST shall take such actions necessary to complete the liquidation of the Acquired Fund. To complete the liquidation, MST, on behalf of the Acquired Fund, shall (a) distribute to the Acquired
       Funds shareholders of record with respect to each class of its shares as of the Closing as defined in paragraph 3.1 (Acquired Fund
       Shareholders), on a pro rata basis within that class, the Acquiring
       Fund Shares of the corresponding class received by the
       Acquired Fund pursuant to paragraph 1.1, and (b) completely liquidate.  Such distribution
       and liquidation will be accomplished, with respect to each class of the Acquired Funds shares, by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the
       Acquiring Fund to open accounts on the share records of the Acquiring
       Fund in the names of the Acquired Fund Shareholders.  The aggregate net asset value of Class A, B, C and Y Acquiring Fund Shares to be so credited to Class A, B, C and Y Acquired Fund Shareholders, respectively, shall, with respect to each class, be equal to the aggregate net asset value of the Acquired Fund Shares of the corresponding class owned by Acquired Fund Shareholders on the
       Closing Date.  All issued and outstanding Acquired Fund Shares will simultaneously be canceled on the books of the Acquired Fund.
       The Acquiring Fund will not issue certificates representing the Class A, B, C and Y Acquiring Fund Shares in connection with the Reorganization.
       1.5. 	Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Funds Transfer Agent, as defined in paragraph 3.3 hereof.
       1.6. 	Any reporting responsibility of the Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange
       Commission (Commission), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the
       Acquired Fund.
2. 	VALUATION
       2.1. 	The value of the Assets shall be the value of such Assets
       as of the close of business of the New York Stock Exchange and after the declaration of any dividends on the Closing Date (such time and date being also referred to herein as the Valuation Date), computed using the valuation procedures set forth in the Acquired Funds then-current prospectus and statement of additional information, each as may be supplemented, and valuation procedures established by MSTs Board of Trustees.
       2.2. 	The net asset value of each Class A, B, C and Y Acquiring Fund
       Share shall be the net asset value per share computed with respect to that class as of the Valuation Date, computed using the valuation procedures set forth in the Acquiring Funds then-current prospectus and statement of additional information, each as may be supplemented, and valuation procedures established by MSTs Board of Trustees.
       2.3. 	The number of the Class A, B, C and Y Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the
       Acquired Funds Assets shall be determined with respect to each such class by dividing the value of the net assets with respect to the A,
       B, C and Y Acquired Fund Shares, as the case may be, determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of a corresponding Acquiring Fund Share, determined using the same valuation procedures referred to in paragraph 2.2.
       2.4. 	All computations of value shall be made by State Street Bank and Trust Company, in its capacity as sub-administrator for MST, and shall be subject to confirmation by Munder Capital Management (MCM),
       MSTs administrator.
3. 	CLOSING AND CLOSING DATE
       3.1. 	The Closing Date shall be March 5, 2010, or such other date
       as the parties may agree.  All acts taking place at the closing of the transactions provided for in this Agreement (Closing) shall be deemed to take place simultaneously as of the close of business on the
       Closing Date unless otherwise agreed to by the parties.  The close of business on the Closing Date shall be as of 4:00 p.m., Eastern Time.
       The Closing shall be held at the offices of MST or at such other time and/or place as the parties may agree.
       3.2. 	MST shall direct State Street Bank and Trust Company,
       as custodian for the Acquired Fund (Custodian), to deliver to MST at the Closing a certificate of an authorized officer of the Custodian stating that (a) the Assets of the Acquired Fund have been delivered in proper form to the Acquiring Fund within two business days prior to or on the closing date and (b) State Street has paid such amouhts or set aside such amounts necessary for payment, as it has been instructed by an authorized person of the funds under the custody
       Agreement. The Acquired Funds portfolio securities represented by a certificate or other written instrument shall be presented by the
       Custodian to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Acquiring Fund, as the Custodian also serves as the custodian for the Acquiring
       Fund.  Such presentation shall be made for examination no later than five business days preceding the Closing Date, and such certificates and other written instruments shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof.  The Custodian shall deliver to those persons at the Custodian who have
       primary responsibility for the safekeeping of the assets
       of the Acquiring Fund as of the
       Closing Date by book entry, in accordance with the customary practices of the Custodian and of each securities depository, as defined in
       Rule 17f-4 under the 1940 Act, in which the Acquired Funds Assets are deposited, the Acquired Funds Assets deposited with such depositories.
       The cash to be transferred by the Acquired Fund shall
       be delivered by wire transfer of Federal funds on the Closing Date.
       3.3. 	MST shall direct PNC Global Servicing Inc., in its capacity as transfer agent for MST (Transfer Agent), to deliver to MST at the Closing a certificate of an authorized officer of the Transfer Agent stating that its records contain the names and addresses of each
       Acquired Fund Shareholder and the number and percentage ownership of outstanding Class A, B, C and Y shares owned by each such shareholder immediately prior to the Closing.  The Secretary of MST shall confirm that (a) the appropriate number of Acquiring Fund Shares have been credited to the Acquired Funds account on the books of the
       Acquiring Fund pursuant to paragraph 1.1 prior to the actions contemplated by paragraph 1.4, and (b) the appropriate number of
       Acquiring Fund Shares have been credited to the accounts of the
       Acquired Fund Shareholders on the books of the Acquiring Fund pursuant to paragraph 1.4.  At the Closing MST shall execute such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as necessary to effect the Reorganization.
       3.4. 	In the event that on the Valuation Date (a) the New York Stock
       Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund (each, an Exchange) shall be closed to trading or trading thereupon shall be restricted, or (b)
       trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of MST, accurate appraisal of the value of the net assets of the Acquiring
       Fund or the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day practicable
       after the day when trading shall have been fully resumed and reporting shall have been restored.
4. 	REPRESENTATIONS AND WARRANTIES
       4.1. 	Except as has been fully disclosed to the Acquiring
       Fund prior to the date of this Agreement in a written instrument executed by an officer of MST, MST, on behalf of the Acquired Fund, represents and warrants to the Acquiring Fund as follows:
             (a) 	The Acquired Fund is duly organized as series
                        of MST, which is a statutory trust duly organized,
                        validly existing and in good standing under the laws
                        of the State of Delaware, with power under MSTs
                        Declaration of Trust, as amended from time to time
                        (Declaration), to own all of its Assets and to
                        carry on its business as it is now being conducted;
             (b) 	MST is a registered investment company classified as a
                        management company of the open-end type, and its
                        registration with the Commission as an investment
                        company under the 1940 Act, and the registration of
                        the Class A, B, C and Y Acquired Fund Shares under
                        the Securities Act of 1933, as amended (1933 Act),
                        is in full force and effect;
             (c) 	No consent, approval, authorization, or order of any
                        court or governmental authority is required for the
                        consummation by the Acquired Fund of the transactions
                        contemplated herein, except such as may be required
                        under the 1933 Act, the Securities Exchange Act of 1934,
                        as amended (1934 Act), the 1940 Act and state securities
                        laws;
             (d) 	The current prospectus and statement of additional
                        information of the Acquired Fund and each prospectus and
                        statement of additional information of the Acquired
                        Fund used at all times prior to the date of this
                        Agreement conforms or conformed at the time of its use
                        in all material respects to the applicable requirements
                        of the 1933 Act and the 1940 Act and the rules and
                        regulations of the Commission thereunder and does
                        not or did not at the time of its use include any
                        untrue statement of a material fact or omit to
                        state any material fact required to be stated
                        therein or necessary to make the statements therein,
                        in light of the circumstances under which they
                        were made, not materially misleading;
             (e) 	On the Valuation Date, MST, on behalf of the Acquired Fund,
                        will have good and marketable title to the Assets of
                        the Acquired Fund and full right, power, and authority
                        to sell, assign, convey, transfer and deliver
                        such Assets hereunder free of any liens or other
                        encumbrances, and upon delivery and payment for such
                        Assets, MST, on behalf of the Acquiring Fund, will
                        acquire good and marketable title thereto, subject
                        to no restrictions on the full transfer thereof,
                        including such restrictions as might arise under
                        the 1933 Act;
             (f) 	The Acquired Fund is not engaged currently, and the
                        execution, delivery and performance of this Agreement
                        will not result, in (i) a material violation of MSTs
                        Declaration or By Laws or of any agreement, indenture,
                        instrument, contract, lease or other
                        undertaking to which MST, on behalf of the Acquired
                        Fund, is a party or by which it is bound, or (ii)
                        the acceleration of any material obligation, or the
                        imposition of any material penalty,
                        under any agreement, indenture, instrument, contract,
                        lease, judgment or decree to which MST, on behalf of
                        the Acquired Fund, is a party or by which it is bound;
             (g) 	All material contracts or other commitments of
                        the Acquired Fund (other than this Agreement and
                        certain investment contracts including options,
                        futures, and forward contracts) will terminate
                        without liability to the Acquired Fund on or prior
                        to the Closing Date;
             (h) 	No litigation or administrative proceeding or
                        investigation of or before any court or governmental
                        body is presently pending or, to MSTs knowledge,
                        threatened against MST, with respect to the Acquired
                        Fund or any of its properties or Assets, that, if
                        adversely determined, would materially and adversely
                        affect its financial condition or the conduct of its
                        business.  MST, on behalf of the Acquired Fund, knows
                        of no facts which might form the basis for the
                        institution of such proceedings and is not a party
                        to or subject to the provisions of any
                        order, decree or judgment of any court or
                        governmental body which materially and adversely
                        affects its business or its ability to consummate the
                        transactions herein contemplated;
             (i) 	The Statement of Assets and Liabilities, Statements of
                        Operations and Changes in Net Assets, and Schedule of
                        Investments of the Acquired Fund at June 30, 2009
                        have been audited by Ernst & Young LLP, Independent
                        Registered Public Accounting Firm, and are in
                        accordance with accounting principles generally accepted
                        in the United States of America (GAAP)
                        consistently applied, and such statements present
                        fairly, in all material respects, the financial
                        condition of the Acquired Fund as of such date in
                        accordance with GAAP, and there are no known
                        contingent liabilities of the Acquired Fund required
                        to be reflected on a balance sheet (including the notes
                        thereto) in accordance with
                        GAAP as of such date not disclosed therein;
             (j) 	Since June 30, 2009, there has not been any
                        material adverse change in the Acquired Funds
                        financial condition, Assets, liabilities or
                        business, other than changes occurring in the
                        ordinary course of business,
                        or any incurrence by the Acquired Fund of
                        indebtedness other than in the ordinary course
                        in accordance with the Acquired Funds investment
                        restrictions.  For the purposes of this subparagraph
                        (j), a decline in net asset value per share of
                        Acquired Fund Shares due to declines
                        in market values of securities held by the Acquired
                        Fund, the discharge of the Acquired Funds
                        liabilities, or the redemption of Acquired Fund Shares
                        by shareholders of the Acquired Fund shall not
                        constitute a material adverse change;
             (k) 	On the Closing Date, all federal and other tax
                        returns, dividend reporting forms,
                        and other tax-related reports of the Acquired
                        Fund required by law to have been filed by such
                        date (including any extensions) shall have been
                        filed and are or will be correct in all material
                        respects, and all federal and other taxes shown
                        as due or required to be shown as due on said
                        returns and reports shall have been paid or provision
                        shall have been made for the payment thereof and,
                        to the best knowledge of MST, no such return is
                        currently under audit and no assessment has
                        been asserted with respect to such returns;
             (l) 	For each taxable year of its operation (including
                        the taxable year ending on the Closing Date),
                        the Acquired Fund has met (or will meet) the
                        requirements of Subchapter M of the Code for
                        qualification as a regulated investment company,
                        has been (or will be) eligible to and has
                        computed (or will compute) its federal income
                        tax under Section 852 of the Code, and will
                        have distributed all of its investment company
                        taxable income (computed without regard to any
                        deduction for dividends paid) and net capital
                        gain (as defined in the Code) that has accrued
                        through the Closing Date, and before the Closing
                        Date will have declared dividends sufficient to
                        distribute all of its investment company taxable
                        income (computed without regard to any deduction
                        for dividends paid)  and net capital gain
                        (after reduction for any available capital
                        loss carryover) for the period ending on
                        the Closing Date;
             (m) 	All issued and outstanding Acquired Fund Shares
                        are, and on the Closing Date will be, duly authorized
                        and validly issued and outstanding, fully paid and
                        non-assessable by MST and have been offered and sold
                        in every state, territory and the District of
                        Columbia in compliance in all material respects with
                        applicable registration requirements of the 1933 Act
                        and other securities laws.
                        All of the issued and outstanding Acquired Fund Shares
                        will, at the time of Closing, be held by the persons
                        and in the amounts set forth in the records of the
                        Transfer Agent, on behalf of the Acquired Fund, as
                        provided in paragraph 3.3.  The Acquired Fund does
                        not have outstanding any options, warrants or other
                        rights to subscribe for or purchase any of the Acquired
                        Fund Shares, nor is there outstanding any
                        security convertible into any of the Acquired Fund
                        Shares;
             (n) 	The execution, delivery and performance of this Agreement
                        and the transactions contemplated herein have been duly
                        authorized by all necessary action, if any, on the part
                        of the Trustees of MST, on behalf of the Acquired Fund,
                        and by the approval of the Acquired Funds shareholders,
                        as described in paragraph 8.1, and this Agreement
                        constitutes a valid and binding obligation of MST, on
                        behalf of the Acquired Fund, enforceable in accordance
                        with its terms, subject, as to enforcement, to
                        bankruptcy, insolvency, reorganization, moratorium
                        and other laws relating to or affecting creditors
                        rights and to general equity principles; and
             (o) 	The information to be furnished by the Acquired Fund
                        for use in the Registration Statement (as defined
                        in paragraph 5.5) or any other documents filed or to be
                        filed with any federal, state or local regulatory
                        authority (including the Financial Industry
                        Regulatory Authority, Inc.), which may be
                        necessary in connection with the transactions
                        contemplated hereby, shall be accurate and complete
                        in all material respects and shall comply in all
                        material respects with federal securities and other
                        laws and regulations thereunder applicable thereto.
       4.2. 	Except as has been fully disclosed to the Acquired Fund prior to the date of this Agreement in a written instrument
                executed by an officer of MST, MST, on behalf of the Acquiring
                Fund, represents and warrants to the Acquired Fund as follows:
             (a) 	The Acquiring Fund is duly organized as a series of
                        MST, which is a statutory trust duly organized,
                        validly existing, and in good standing under the
                        laws of the State of Delaware, with power under MSTs
                        Declaration to own all of its properties and assets
                        and to carry on its business as it is now being
                        conducted;
             (b) 	MST is a registered investment company classified as
                        a management company of the open-end type, and its
                        registration with the Commission as an investment
                        company under the 1940 Act and the registration of the
                        Class A, B, C and Y Acquiring Fund Shares under the
                        1933 Act, is in full force and effect;
             (c) 	No consent, approval, authorization, or order of any
                        court or governmental authority is required for the
                        consummation by the Acquiring Fund of the transactions
                        contemplated herein, except such as may be required
                        under the 1933 Act, the 1934 Act, the 1940 Act
                        and state securities laws;
             (d) 	The current prospectus and statement of additional
                        information of the Acquiring Fund and each prospectus
                        and statement of additional information of the
                        Acquiring Fund used at all times prior to the date
                        of this Agreement conforms or conformed at the time
                        of its use in all material respects to the applicable
                        requirements of the 1933 Act and the 1940 Act and the
                        rules and regulations of the Commission thereunder and
                        does not or did not at the time of its use include any
                        untrue statement of a material fact or omit to
                        state any material fact required to be stated therein
                        or necessary to make the statements therein, in light
                        of the circumstances under which they were
                        made, not materially misleading;
             (e) 	The Acquiring Fund is not engaged currently, and the
                        execution, delivery and performance of this Agreement
                        will not result, in (i) a material violation
                        of MSTs Declaration or By-Laws or of any agreement,
                        indenture, instrument, contract, lease or other
                        undertaking to which MST, on behalf of the Acquiring
                        Fund, is a party or by which it is bound, or (ii)
                        the acceleration of any material obligation, or
                        the imposition of any material penalty, under any
                        agreement, indenture, instrument, contract, lease,
                        judgment or decree to which MST, on behalf of
                        the Acquiring Fund, is a party or by which it is bound;
             (f) 	No litigation or administrative proceeding or
                        investigation of or before any court or governmental
                        body is presently pending or, to its knowledge,
                        threatened against MST, with respect to the Acquiring
                        Fund or any of the Acquiring Funds properties or
                        assets, that, if adversely determined, would
                        materially and adversely affect the Acquiring Funds
                        financial condition or the conduct of its business.
                        MST, on behalf of the Acquiring Fund, knows
                        of no facts which might form the basis for the
                        institution of such proceedings and is not a party
                        to or subject to the provisions of any order, decree or
                        judgment of any court or governmental body which
                        materially and adversely affects the Acquiring Funds
                        business or its ability to consummate the
                        transactions herein contemplated;
             (g) 	The Statement of Assets and Liabilities, Statements of
                        Operations and Changes in Net Assets and Schedule
                        of Investments of the Acquiring Fund at June 30, 2009
                        have been audited by Ernst & Young LLP, Independent
                        Registered Public Accounting Firm, and are in
                        accordance with GAAP consistently applied, and such
                        statements present fairly, in all material respects,
                        the financial condition of the Acquiring Fund as of
                        such date in accordance with GAAP,
                        and there are no known
                        contingent liabilities of the Acquiring Fund required
                        to be reflected on a balance sheet (including the
                        notes thereto) in accordance with GAAP as of such
                        date not disclosed therein;
             (h) 	Since June 30, 2009, there has not been any
                        material adverse change in the Acquiring Funds
                        financial condition, assets, liabilities or business,
                        other than changes occurring in the ordinary course
                        of business, or any incurrence by the Acquiring
                        Fund of indebtedness other than in the ordinary
                        course in accordance with the Acquiring Funds
                        investment restrictions.  For purposes of this
                        subparagraph (h), a decline in net asset value per
                        share of the Acquiring Fund Shares due to
                        declines in market values of securities held
                        by the Acquiring Fund, the discharge of Acquiring
                        Fund liabilities, or the redemption of Acquiring
                        Fund Shares by shareholders of the Acquiring Fund,
                        shall not constitute a material adverse change;
             (i) 	On the Closing Date, all federal and other tax returns,
                        dividend reporting forms, and other tax-related reports
                        of the Acquiring Fund required by law to have been
                        filed by such date (including any extensions) shall
                        have been filed and are or will be correct in all
                        material respects, and all federal and other taxes
                        shown as due or required to be shown as due on
                        said returns and reports shall have been paid
                        or provision shall have been made for the payment
                        thereof, and to the best knowledge of MST,
                        no such return is currently under audit and no
                        assessment has been asserted with respect to
                        such returns;
             (j) 	For each taxable year of its operation (including the
                        taxable year that includes the Closing Date), the
                        Acquiring Fund has met (or will meet) the requirements
                        of Subchapter M of the Code for qualification as a
                        regulated investment company, has been eligible to
                        (or will be eligible to) and has computed (or will
                        compute) its federal income tax under Section 852
                        of the Code, and has distributed all of
                        its investment company taxable income and net
                        capital gain (as defined in the Code)
                        for periods ending prior to the Closing Date;
             (k) 	All issued and outstanding Acquiring Fund Shares
                         are, and on the Closing Date will
                        be, duly authorized and validly issued and outstanding,
                        fully paid and non-assessable
                        by MST and have been offered and sold in every state,
                        territory and the District of Columbia in
                        compliance in all material respects with applicable
                        registration requirements of the 1933 Act and other
                        applicable federal and state securities laws.
                        The Acquiring Fund does not have outstanding any
                        options, warrants or other rights to subscribe
                        for or purchase any Acquiring Fund Shares, nor is
                        there outstanding any security convertible into
                        any Acquiring Fund Shares;
             (l) 	The execution, delivery and performance of this
                        Agreement, and the transactions contemplated herein,
                        have been duly authorized by all necessary action,
                        if any, on the part of the Trustees of MST, on behalf
                        of the Acquiring Fund, and this Agreement constitutes
                        a valid and binding obligation of MST, on behalf
                        of the Acquiring Fund, enforceable in accordance
                        with its terms, subject, as to enforcement,
                        to bankruptcy, insolvency, reorganization, moratorium
                        and other laws relating to or affecting creditors
                        rights and to general equity principles;
             (m) 	The Class A, B, C and Y Acquiring Fund Shares to be
                        issued and delivered to the Acquired Fund,
                        for the account of the Acquired Fund Shareholders,
                        pursuant to the terms of this Agreement, will on the
                        Closing Date have been duly authorized and,
                        when so issued and delivered, will be duly and
                        validly issued acquiring fund Shares, and will
                        be fully paid
                        and non-assessable by the Acquiring Fund; and
             (n) 	The information to be furnished by the Acquiring Fund
                        for use in the Registration Statement (as defined in
                        paragraph 5.5) or other documents filed or to be filed
                        with any federal, state or local regulatory authority
                        (including the Financial Industry Regulatory Authority,
                        Inc.), which may be necessary in connection with
                        the transactions contemplated hereby shall be accurate
                        and complete in all material
                        respects and shall comply in all material
                        respects with federal securities and other
                        laws and regulations applicable thereto.
5. 	COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND
       5.1. 	The Acquiring Fund and the Acquired Fund each will
                operate its business in the ordinary course between
                the date hereof and the Closing Date, it being
                understood that such ordinary course of business will
                include the declaration and payment of customary
                dividends and distributions, and any other distribution
                that may be advisable.
       5.2. 	The Acquired Fund will (a) send appropriate notification
                to its shareholders of the
                Acquired Fund regarding the transactions contemplated
                by this Agreement and (b) call a meeting of the
                shareholders of the Acquired Fund to consider and act upon this Agreement and to take all other action necessary
                to obtain approval of the transactions contemplated herein
       5.3. 	The Acquired Fund covenants that the Class A, B, C and Y
                Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.
       5.4. 	Subject to the provisions of this Agreement, the Acquiring
                Fund and the Acquired Fund each will take, or cause to
                be taken, all action, and do or cause to be done,
                all things reasonably necessary, proper or advisable to
                consummate and make effective the transactions contemplated by this Agreement.
       5.5. 	MST, on behalf of the Acquiring Fund, shall prepare
                and file a Registration Statement on Form N-14 in
                compliance with the 1933 Act, the 1934 Act and the 1940
                Act and the rules and regulations thereunder with respect
                to the Reorganization (Registration Statement).
                The Acquired Fund will provide in a timely manner to MST
                such information regarding the Acquired Fund as may
                be necessary for the preparation of the Registration
                Statement.
       5.6. 	The Acquiring Fund and the Acquired Fund each shall
                use its reasonable best efforts to fulfill or obtain
                the fulfillment of the conditions precedent to effect
                the transactions contemplated by this Agreement as
                promptly as practicable.
       5.7. 	MST, on behalf of the Acquired Fund, shall execute
                and deliver or cause to be executed
                and delivered all such assignments and other instruments,
                and will take or cause to be
                taken such further action as may be necessary or desirable in order to (a) vest in and confirm (i) the title and
                possession of MST, on behalf of the Acquired Fund, of the
                Acquiring Fund Shares to be delivered hereunder, and (ii)
                the title and possession of MST,
                on behalf of the Acquiring Fund, of all the Assets, and
                (b) otherwise to carry out the intent and purpose of
                this Agreement.
       5.8. 	The Acquiring Fund will use all reasonable efforts to
                obtain the approvals and authorizations
                required by the 1933 Act, the 1940 Act and such of
                the state blue sky or securities laws
                as may be necessary in order to continue its operations
                after the Closing Date.
6. 	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND
       The obligations of MST, on behalf of the Acquired Fund, to consummate the transactions provided or herein shall be subject, at MSTs election, to the performance by MST, on behalf of the
       Acquiring Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:
       6.1. 	All representations and warranties of MST, on behalf
                of the Acquiring Fund, contained in this Agreement shall
                be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and
                as of the Closing Date;
       6.2. 	MST, on behalf of the Acquiring Fund, shall have executed
                and delivered to the Acquired Fund an Assumption of
                Liabilities, certified by an officer of the Acquiring Fund, dated as of the Closing Date, pursuant to which MST,
                on behalf of the Acquiring Fund, assumes all the Liabilities of the Acquired Fund existing on the Valuation Date;
       6.3. 	MST, on behalf of the Acquiring Fund, shall have delivered
                to the Acquired Fund a certificate executed by MSTs
                President or Vice President and its Treasurer or Assistant
                Treasurer and dated as of the Closing Date to the effect
                that the representations and warranties of MST, on behalf
                of the Acquiring Fund, made in this Agreement are
                true and correct at and as of the Closing Date, except as
                they may be affected by the transactions contemplated by
                this Agreement;
       6.4. 	MST, on behalf of the Acquiring Fund, shall have performed
                all of the covenants and complied with all of the provisions required by this Agreement to be performed or
                complied with by MST, on behalf of the Acquiring Fund,
                on or before the Closing Date; and
       6.5. 	The number of full and fractional Class A, B, C and Y
                Acquiring Fund Shares to be issued in connection with
                the Reorganization shall have been calculated in
                accordance with paragraph 1.1.
7. 	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND
       The obligations of MST, on behalf of the Acquiring Fund, to complete the transactions provided for therein shall be subject, at MSTs election, to the performance by MST, on behalf of the
       Acquired Fund, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in
       addition thereto, the following conditions:
       7.1. 	All representations and warranties of MST, on
                behalf of the Acquired Fund, contained in this Agreement
                shall be true and correct in all material respects as of
                the date hereof and, except as they may be affected by
                the transactions contemplated by this
                Agreement, as of the Closing Date, with the same force and effect as if made on and
                as of the Closing Date;
       7.2. 	MST shall have delivered to the Acquiring Fund a statement
                of the Assets and Liabilities of the Acquired Fund, as of
                the Closing Date, certified by the Treasurer of MST;
       7.3. 	MST, on behalf of the Acquired Fund, shall have delivered
                to the Acquiring Fund a certificate executed in the name
                of the Acquired Fund by its President or Vice
                President and its Treasurer or Assistant Treasurer and
                dated as of the Closing Date to the effect that the
                representations and warranties of MST, on behalf of the
                Acquired Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be
                affected by the transactions contemplated by this Agreement;
       7.4. 	MST, on behalf of the Acquired Fund, shall have performed
                all of the covenants and complied with all of the provisions required by this Agreement to be performed or
                complied with by MST, on behalf of the Acquired Fund, on or before the Closing Date;
      7.5. 	The number of full and fractional Class A, B, C and Y
                Acquiring Fund Shares to be issued in connection with
                the Reorganization shall have been calculated in accordance with paragraph 1.1; and
       7.6. 	The Acquired Fund shall have declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (a) all of its investment
                company taxable income and all of its net realized capital gains, if any, for the period
                from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and (b) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed.
8. 	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND
        THE ACQUIRED FUND
        If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to MST, on behalf of the
        Acquired Fund or MST, on behalf of the Acquiring
       Fund, MST may, at its option, refuse to consummate the transactions contemplated by this Agreement:
       8.1. 	This Agreement and the transactions contemplated herein
                shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund
                in accordance with the provision of the Declaration of Trust and by-laws of MST, applicable state law and the 1940 Act;
       8.2. 	On the Closing Date no action, suit or other proceeding
                shall be pending or, to MSTs knowledge, threatened before any court or governmental agency in which it
                is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;
       8.3. 	All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by MST to permit consummation, in all
                material respects, of the transactions contemplated
                hereby shall have been obtained, except where failure to
                obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets
                or properties of the Acquiring Fund or the Acquired Fund;
       8.4. 	The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to
                the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted
                or be pending, threatened or contemplated under the 1933 Act;
                and
       8.5. 	MST shall have received the opinion of Dechert LLP, counsel
                to MST, addressed to MST substantially to the effect that, based upon certain facts, assumptions and representations, the transaction contemplated by this Agreement shall constitute a tax-free reorganization for federal income tax purposes.
                The delivery of such opinion is conditioned upon receipt
                by Dechert LLP, counsel to MST, of representations it
                shall request of MST.  Notwithstanding anything herein to
                the contrary, MST may not consummate the transactions
                contemplated by this Agreement if this condition is not
                satisfied.
9. 	INDEMNIFICATION
       9.1. 	MST, out of the Acquiring Funds assets and property
                (including any amounts paid to the Acquiring Fund pursuant to any applicable liability insurance policies or
                indemnification agreements),  agrees to indemnify and hold harmless the Acquired Fund from and against any and all
                losses, claims, damages, liabilities or expenses
                (including, without limitation, the payment of reasonable
                legal fees and reasonable costs of investigation) to which the Acquired Fund may become subject, insofar as
                such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any
                breach by the Acquiring Fund of any of its
                representations, warranties, covenants or agreements
                set forth in this Agreement,
                provided that such indemnification by the Acquiring
                Fund is not in violation of
                any applicable law.
       9.2. 	MST, out of the Acquired Funds assets and property
                (including any amounts paid to
                the Acquired Fund pursuant to any applicable liability
                insurance policies or
                indemnification agreements), agrees to indemnify and
                hold harmless the Acquiring
                Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation,
                the payment of reasonable legal fees and reasonable
                costs of investigation) to which the Acquiring Fund
                may become subject, insofar as such loss, claim, damage,
                liability or expense (or actions with respect thereto)
                arises out of or is based on any breach by the Acquired
                Fund of any of its representations, warranties, covenants
                or agreements set forth in this Agreement,
                provided that such indemnification by the Acquired
                Fund is not in violation of any applicable law.
10. 	BROKERAGE FEES AND EXPENSES
       10.1. 	MST, on behalf of the Acquiring Fund and on behalf of
                the Acquired Fund, represents and warrants that there are
                no brokers or finders entitled to receive any payments
                in connection with the transactions provided for herein,
                other than any brokerage fees and expenses in connection
                with the Reorganization as set forth in paragraph 10.2.
       10.2. 	The expenses relating to the proposed Reorganization will
                be borne solely by MCM. No such expenses shall be borne
                by the Acquired Fund or the Acquiring Fund,
                except for brokerage fees and expenses incurred in connection with the Reorganization. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act,
                if any, legal fees, accounting fees, and securities
                registration fees. Notwithstanding any of the foregoing,
                expenses will in any event be paid by the party directly
                incurring such expenses if and to the extent that the
                payment by another person of such expenses would result
                in the disqualification of such
                party as a regulated investment company within the meaning of Section 851 of the Code.
11. 	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
       11.1. 	MST has not made any representation, warranty or covenant,
                on behalf of either the Acquired Fund or the Acquiring Fund, not set forth herein, and this Agreement constitutes the
                entire agreement between the Acquiring Fund and
                the Acquired Fund with respect to the Reorganization.
       11.2. 	The representations, warranties and covenants contained in
                this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive
                the consummation of the transactions contemplated hereunder.
                The covenants to be performed after the Closing and the
                obligations of the Acquired Fund and
                Acquiring Fund in Sections 9.1 and 9.2 shall survive
                the Closing.
12. 	TERMINATION
       This Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of MSTs Board of Trustees, at any time prior to the Closing Date, if circumstances should develop that, in its opinion, make proceeding with the Agreement inadvisable.
13. 	AMENDMENTS
       This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of MST.
14. 	HEADINGS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY
       14.1. 	The Article and paragraph headings contained in this
                Agreement are for reference purposes only and shall
                not affect in any way the meaning or
                interpretation of this Agreement.
       14.2. 	This Agreement shall be governed by and construed
                in accordance with the laws of the State of Delaware
                without regard to its principles of conflicts of laws.
       14.3. 	This Agreement shall bind and inure to the benefit of
                the parties hereto and their respective successors and
                assigns, but no assignment or transfer hereof or of
                any rights or obligations hereunder shall be made by
                any party without the written consent of the other party.
                Nothing herein expressed or implied is intended
                or shall be construed to confer upon or give any person,
                firm or corporation, other than the parties hereto and
                their respective successors and assigns, any
                rights or remedies under or by reason of this Agreement.
       14.4. 	This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.
[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer.

MUNDER SERIES TRUST,
on behalf of the Munder Technology Fund
By: 	/s/ Stephen J. Shenkenberg
	Stephen J. Shenkenberg
	Vice President & Secretary

MUNDER SERIES TRUST,
on behalf of the Munder Growth Opportunities Fund
By: 	/s/ Stephen J. Shenkenberg
	Stephen J. Shenkenberg
	Vice President & Secretary

With respect to Paragraph 10.2 of this Agreement, Accepted and
Acknowledged by:
MUNDER CAPITAL MANAGEMENT
By: 	/s/ Peter K. Hoglund
	Peter K. Hoglund
	Chief Financial Officer






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